Exhibit 99.1

Cimarex Energy Co.	N E W S
1700 Lincoln Street, Suite 3700 Denver, CO 80203 Phone: (303) 295-3995

Cimarex Reports Second Quarter 2015 Results
Production averaged 1.0 Bcfe per day; Up 22% Year-over-Year
Wolfcamp A well in Reeves County, TX averages 3,309 BOE/day
Long Lateral Bone Spring well produces 2,753 BOE/day

DENVER, August 4, 2015 - Cimarex Energy Co. (NYSE: XEC) today reported a second quarter 2015 net loss of $600.2 million, or $6.47 per diluted share, including a non-cash impairment of oil and gas properties.  The adjusted second quarter net income was $14.4 million, or $0.15 per diluted share(1).  Second quarter 2015 adjusted cash flow from operations was $252.4 million versus $443.1 million a year ago(1).

Total company production averaged 1.0 billion cubic feet equivalent (Bcfe) per day during the second quarter, a 22 percent increase from second quarter 2014. Year-over-year natural gas volumes increased 14 percent, oil volumes grew 35 percent and NGL volumes were up 25 percent.

Commodity prices impacted Cimarex’s financial results for the quarter. Realized oil prices averaged $50.66 per barrel, down 46 percent versus a year ago but up 19 percent sequentially. Natural gas prices were down 46 percent year-over-year and averaged $2.51 per Mcf compared to $4.62 per Mcf.  NGL prices averaged $14.67 per barrel, down 59 percent from the second quarter of 2014 and seven percent sequentially.  (See table of Average Realized Price by Region below.)

Cimarex invested $190 million in exploration and development during the second quarter, which was funded with cash flow from operations.  Total debt at June 30, 2015, remained at $1.5 billion of long-term notes.  Cimarex had no borrowings under its revolving credit facility and a cash balance of $857 million. Debt was 26 percent of total capitalization(2).

Cimarex Chairman, President and CEO, Tom Jorden, said, “In May, Cimarex issued 6.9 million shares of common stock to increase drilling in our exceptional portfolio of projects in the Delaware Basin and Mid-Continent region.  These projects continue to provide highly attractive returns despite the negative commodity price backdrop.”  He went on to say, “We received $730 million of net offering proceeds that will supplement our exploration and development activities in 2015/16 including infill development in the Woodford Shale, our first infill development in the Wolfcamp D in the Delaware Basin, as well as continued activity in the Bone Spring and emerging Meramec plays.”  Cimarex plans to invest $100 million of the capital from the equity offering in the second half of 2015 with the remainder to be invested as part of the 2016 capital program.

Cimarex now estimates total production volumes for 2015 to average 960-980 MMcfe per day, a midpoint increase of 12 percent over 2014 volumes.  Oil volumes are expected to grow 17-19 percent and gas volumes 6-8 percent.  Total company production for the third quarter 2015 is projected to average 920-940 MMcfe per day which includes a reduction of 20 MMcfe per day for facilities maintenance.  Capital investment for exploration and development is estimated to be $1.0 billion in 2015, which includes an additional $100 million of drilling and completion capital to be funded from the May equity offering.

Expenses per Mcfe of production for the remainder of 2015 are estimated to be:

Production expense	$0.90 - $1.05
Transportation, processing and other expense	0.47 - 0.57
DD&A and ARO accretion*	2.00 - 2.10
General and administrative expense	0.18 - 0.22
Taxes other than income (% of oil and gas revenue)	6.0 - 6.5%

*Excludes the potential impact of any future ceiling test writedown.

Operations Update

Cimarex invested $190 million in exploration and development during the second quarter, bringing the total for the first half of 2015 to $498 million.  Year-to-date, 66 percent has been invested in the Permian Basin and 33 percent in the Mid-Continent. We completed 45 gross (24 net) wells during the quarter.  At June 30, 61 gross (24 net) wells were awaiting completion.  Cimarex is currently operating seven drilling rigs.

WELLS BROUGHT ON PRODUCTION BY REGION

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Gross wells
Permian Basin	26	47	68	81
Mid-Continent	19	37	30	76
Other	—	1	—	2
	45	85	98	159
Net wells
Permian Basin	18	30	48	51
Mid-Continent	6	21	9	35
Other	—	—	—	1
	24	51	57	87

Permian Region

Production from the Permian region averaged 595.1 MMcfe per day in the second quarter, a 51 percent increase over second quarter 2014. Quarterly oil volumes increased 45 percent year-over-year to 48,448 barrels per day and accounted for 49 percent of the region’s total production for the quarter.

Cimarex completed and brought on production 26 gross (18 net) wells in the Permian region during the second quarter. The 26 gross wells completed include five Second Bone Spring wells and 20 Wolfcamp wells (12 in Culberson area and eight in Reeves County).  On June 30, there were three gross (two net) wells waiting on completion in the Delaware Basin.

Cimarex now has 11 long-lateral Wolfcamp D wells producing in the Culberson County, Texas.  These wells were completed using 10,000-foot laterals and had an average 30-day initial gross peak production rate of 2,255 BOE per day (25 percent oil, 45 percent gas, 30 percent NGL).  Also in the Culberson area, Cimarex completed a 7,000-foot lateral in the Bone Spring sand, which had an average 30-day initial gross peak production rate of 2,753 BOE per day including 1,870 barrels of oil per day.

In Reeves County, Texas, Cimarex has now completed seven long lateral (10,000-foot) Wolfcamp A wells.  These wells had an average 30-day initial gross peak production rate of 1,646 BOE per day (50 percent oil, 28 percent gas, 22 percent NGL).  Of note in this group is the recently completed Big Timber 57-25 Unit#1-H, which was completed in the upper Wolfcamp A and had an average 30-day initial gross peak production rate of 3,309 BOE per day (49 percent oil, 30 percent gas, 21 percent NGL).

Mid-Continent

Activity in the Mid-Continent region was focused in the Cana area in western Oklahoma, where 18 gross (five net) Cimarex wells were completed and brought on production during the second quarter. At the end of the quarter, 58 gross (22 net) wells were waiting on completion. Second quarter production from the Cana area averaged 333.5 MMcfe per day, representing 33 percent of total company production. Total Mid-Continent production averaged 419.1 MMcfe per day for the second quarter of 2015.

Cimarex completed three additional Meramec wells in the second quarter bringing the total Meramec wells on production to ten.  Average 30-day initial gross peak production from these ten wells was 9.3 MMcfe per day, with oil yields ranging from 15 barrels per MMcf to over 330 barrels per MMcf.  Cimarex is currently flowing back its first 10,000-foot long lateral in the Meramec formation and has commenced drilling a second long lateral Meramec test.

Average daily production and commodity price for Cimarex by region are summarized below:

DAILY PRODUCTION BY REGION

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Permian Basin
Gas (MMcf)	189.4	123.6	170.0	113.1
Oil (Bbls)	48,448	33,317	45,783	32,475
NGL (Bbls)	19,169	11,633	16,180	10,386
Total Equivalent (MMcfe)	595.1	393.3	541.8	370.3

Mid-Continent
Gas (MMcf)	270.2	276.6	278.6	260.3
Oil (Bbls)	7,181	7,259	7,308	6,662
NGL (Bbls)	17,633	17,543	18,194	16,376
Total Equivalent (MMcfe)	419.1	425.5	431.6	398.5

Total Company
Gas (MMcf)	466.3	410.1	456.1	382.8
Oil (Bbls)	56,261	41,759	53,765	40,471
NGL (Bbls)	37,070	29,680	34,670	27,367
Total Equivalent (MMcfe)	1,026.2	838.7	986.7	789.9

AVERAGE REALIZED PRICE BY REGION

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Permian Basin
Gas ($ per Mcf)	2.50	4.82	2.61	5.00
Oil ($ per Bbl)	50.69	91.73	46.85	91.64
NGL ($ per Bbl)	12.88	32.21	13.13	34.32

Mid-Continent
Gas ($ per Mcf)	2.51	4.53	2.64	4.93
Oil ($ per Bbl)	49.98	99.78	46.06	97.41
NGL ($ per Bbl)	16.60	37.47	16.94	39.52

Total Company
Gas ($ per Mcf)	2.51	4.62	2.63	4.94
Oil ($ per Bbl)	50.66	93.39	46.79	92.82
NGL ($ per Bbl)	14.67	35.35	15.15	37.43

Other

The following table summarizes the company’s current open hedge positions:

Gas Contracts

				Weighted Avg. Price
Period	Type	MMBTU/day	Index(3)	Floor	Ceiling
Jan 16 – Dec 16	Collar	10,000	PEPL	$2.70	$2.85

Conference call and webcast

Cimarex will host a conference call Wednesday, August 5, at 11:00 a.m. EDT. The call will be webcast and accessible on the company’s website at www.cimarex.com. To participate in the live, interactive call, please dial 866-367-3053 five minutes before the scheduled start time (international callers dial 1-412-902-4216).  A replay will be available for one week following the call by dialing 877-344-7529 (international callers dial 1-412-317-0088); conference I.D. 10068474.  The replay will also be available on the company’s website or via the Cimarex App.

Investor Presentation

For more details on Cimarex’s second quarter 2015 results, please refer to the company’s investor presentation available at www.cimarex.com.

About Cimarex Energy

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

This press release contains forward-looking statements, including statements regarding projected results and future events. In particular, the company is providing revised “2015 Outlook”, which contains projections for certain 2015 operational and financial metrics.  These forward-looking statements are based on management’s judgment as of the date of this press release and include certain risks and uncertainties.  Please refer to the company’s Annual Report on Form 10-K/A for the year ended December 31, 2014, filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a list of certain risk factors that may affect these forward-looking statements.

Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including, among other things: oil, NGL and natural gas price volatility; declines in the values of our oil and gas properties resulting in impairments; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; costs and availability of third party facilities for gathering, processing, refining and transportation; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing; higher than expected costs and expenses, including the availability and cost of services and materials; unexpected future capital expenditures; economic and competitive conditions; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; changes in estimates of proved reserves; compliance with environmental and other regulations; derivative and hedging activities; risks associated with operating in one major geographic area; the success of the company’s risk management activities; title to properties; litigation; environmental liabilities; the ability to complete property sales or other transactions; and other factors discussed in the company’s reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

FOR FURTHER INFORMATION CONTACT

Cimarex Energy Co.

Karen Acierno

303-285-4957

www.cimarex.com

(1)         Adjusted net income (loss) and adjusted cash flow from operations are non-GAAP financial measures.  See below for a reconciliation of the related amounts.

(2)         Reconciliation of debt to total capitalization, which is a non-GAAP measure, is:  long-term debt of $1.5 billion divided by long-term debt of $1.5 billion plus stockholders’ equity of $4.2 billion.

(3)         PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index.

RECONCILIATION OF ADJUSTED NET INCOME (LOSS)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in thousands, net of tax, except per share data)

Net income (loss)	$(600,215)	$148,640	$(1,015,156)	$287,097
Impairment of oil and gas properties	614,614	—	997,839	—
Mark-to-market loss on open derivative positions	—	904	—	7,790
Adjusted net income (loss)	$14,399	$149,544	$(17,317)	$294,887
Diluted earnings (loss) per share	$(6.47)	$1.70	$(10.94)	$3.29
Adjusted diluted earnings (loss) per share *	$0.15	$1.71	$(0.19)	$3.38

Diluted shares attributable to common stockholders and participating securities	92,831 **	87,188	92,831 **	87,178
Estimated tax rates utilized	36.5%	37.1%	36.5%	37.1%

Adjusted net income (loss) and adjusted diluted earnings (loss) per share excludes the noted item because management believes this item affects the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP earnings because:

a) Management uses adjusted net income (loss) to evaluate the company’s operational trends and performance relative to other oil and gas exploration and production companies.

b) Adjusted net income (loss) is more comparable to earnings estimates provided by research analysts.

*	Earnings (loss) per share are based on actual figures rather than the rounded figures presented

**	Participating securities and other dilutive shares are not included in the diluted share computation when a loss exists.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in thousands)
Net cash provided by operating activities	$257,372	$421,745	$370,545	$769,769
Change in operating assets and liabilities	(5,014)	21,367	68,758	82,235
Adjusted cash flow from operations	$252,358	$443,112	$439,303	$852,004

Management believes that the non-GAAP measure of adjusted cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company’s ability to fund its capital program, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of cash flow from operating activities.  It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

OIL AND GAS CAPITALIZED EXPENDITURES

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in thousands)
Acquisitions:
Proved (*)	$(2,258)	$144,516	$(2,228)	$144,516
Unproved (*)	(9,617)	114,732	(7,748)	114,732
	(11,875)	259,248	(9,976)	259,248

Exploration and development:
Land and Seismic	5,275	43,869	27,965	109,194
Exploration and development	184,999	453,714	470,526	855,175
	190,274	497,583	498,491	964,369

Sale proceeds:
Proved	(1,160)	(464)	(2,305)	(223)
Unproved	(6,211)	(900)	(6,211)	(900)
	(7,371)	(1,364)	(8,516)	(1,123)

	$171,028	$755,467	$479,999	$1,222,494

*  The negative amounts in 2015 reflect purchase price adjustments related to an acquisition in second quarter 2014.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in thousands, except per share data)

Revenues:
Oil sales	$259,344	$354,882	$455,349	$679,953
Gas sales	106,374	172,503	217,336	342,600
NGL sales	49,477	95,470	95,077	185,427
Gas gathering and other, net	9,088	13,814	17,523	27,905
	424,283	636,669	785,285	1,235,885
Costs and expenses:
Impairment of oil and gas properties	967,287	—	1,570,886	—
Depreciation, depletion, amortization and accretion	219,493	198,639	438,007	375,788
Production	70,600	86,085	152,811	161,226
Transportation, processing, and other operating	43,713	46,478	83,355	90,726
Gas gathering and other	11,306	10,041	20,170	18,825
Taxes other than income	25,980	32,323	47,961	65,944
General and administrative	14,054	16,571	29,992	37,283
Stock compensation	4,988	3,548	10,143	7,272
(Gain) loss on derivative instruments, net	—	2,454	—	18,189
Other operating, net	260	112	784	215
	1,357,681	396,251	2,354,109	775,468

Operating income (loss)	(933,398)	240,418	(1,568,824)	460,417

Other (income) and expense:
Interest expense	20,186	15,729	40,323	28,773
Amortization of deferred financing costs	1,111	995	2,230	1,993
Capitalized interest	(8,570)	(8,575)	(17,987)	(15,865)
Other, net	(3,854)	(4,129)	(7,439)	(11,084)

Income (loss) before income tax	(942,271)	236,398	(1,585,951)	456,600
Income tax expense (benefit)	(342,056)	87,758	(570,795)	169,503

Net income (loss)	$(600,215)	$148,640	$(1,015,156)	$287,097

Earnings (loss) per share to common stockholders:

Basic	$(6.47)	$1.71	$(10.94)	$3.30
Diluted	$(6.47)	$1.70	$(10.94)	$3.29

Dividends per share	$0.16	$0.16	$0.32	$0.32

Shares attributable to common stockholders:
Unrestricted common shares outstanding	92,831	85,532	92,831	85,532
Diluted common shares	92,831	85,689	92,831	85,679

Shares attributable to common stockholders and participating securities:
Basic shares outstanding	N/A*	87,031	N/A*	87,031
Fully diluted shares	N/A*	87,188	N/A*	87,178

Comprehensive income (loss):
Net income (loss)	$(600,215)	$148,640	$(1,015,156)	$287,097
Other comprehensive income (loss):
Change in fair value of investments, net of tax	(292)	(56)	(190)	(16)
Total comprehensive income (loss)	$(600,507)	$148,584	$(1,015,346)	$287,081

*          Due to the net loss, shares of 94,465, which include participating securities, are not considered in the loss per share calculation

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$(600,215)	$148,640	$(1,015,156)	$287,097
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Impairment of oil and gas properties	967,287	—	1,570,886	—
Depreciation, depletion, amortization and accretion	219,493	198,639	438,007	375,788
Deferred income taxes	(342,056)	87,758	(570,795)	169,503
Stock compensation	4,988	3,548	10,143	7,272
(Gain) loss on derivative instruments	—	2,454	—	18,189
Settlements on derivative instruments	—	(1,017)	—	(5,804)
Changes in non-current assets and liabilities	1,896	1,771	2,942	(2,436)
Amortization of deferred financing costs and other, net	965	1,319	3,276	2,395
Changes in operating assets and liabilities:
Receivables, net	20,076	(46,173)	92,473	(81,702)
Other current assets	6,227	(2,410)	16,121	(19,182)
Accounts payable and other current liabilities	(21,289)	27,216	(177,352)	18,649
Net cash provided by operating activities	257,372	421,745	370,545	769,769
Cash flows from investing activities:
Oil and gas expenditures	(228,116)	(718,740)	(599,222)	(1,138,539)
Sales of oil and gas assets and other assets	8,053	1,511	9,233	1,374
Other capital expenditures	(17,034)	(31,547)	(35,882)	(51,401)
Net cash used by investing activities	(237,097)	(748,776)	(625,871)	(1,188,566)
Cash flows from financing activities:
Net bank debt borrowings	—	(275,000)	—	(174,000)
Proceeds from other long-term debt	—	750,000	—	750,000
Proceeds from sale of common stock	752,100	—	752,100	—
Financing and underwriting fees	(22,563)	(11,218)	(22,563)	(11,218)
Dividends paid	(14,182)	(13,879)	(28,129)	(26,022)
Proceeds from exercise of stock options and other	318	1,153	4,936	4,061
Net cash provided by financing activities	715,673	451,056	706,344	542,821
Net change in cash and cash equivalents	735,948	124,025	451,018	124,024
Cash and cash equivalents at beginning of period	120,932	4,530	405,862	4,531
Cash and cash equivalents at end of period	$856,880	$128,555	$856,880	$128,555

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	June 30,	December 31,
	2015	2014
	(in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$856,880	$405,862
Receivables, net	319,370	412,108
Oil and gas well equipment and supplies	75,165	89,780
Deferred income taxes	6,961	13,475
Other current assets	9,073	10,579
Total current assets	1,267,449	931,804
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	15,043,625	14,402,064
Unproved properties and properties under development, not being amortized	599,654	759,149
	15,643,279	15,161,213
Less – accumulated depreciation, depletion, amortization and impairment	(10,242,417)	(8,257,502)
Net oil and gas properties	5,400,862	6,903,711
Fixed assets, net	223,646	211,031
Goodwill	620,232	620,232
Other assets, net	56,315	58,515
	$7,568,504	$8,725,293
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$71,486	$138,051
Accrued liabilities	262,727	447,384
Revenue payable	164,671	190,892
Total current liabilities	498,884	776,327
Long-term debt	1,500,000	1,500,000
Deferred income taxes	1,177,289	1,754,706
Other liabilities	196,168	193,628
Total liabilities	3,372,341	4,224,661
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 94,456,420 and 87,592,535 shares issued, respectively	945	876
Paid-in capital	2,737,008	1,997,080
Retained earnings	1,457,298	2,501,574
Accumulated other comprehensive income	912	1,102
	4,196,163	4,500,632
	$7,568,504	$8,725,293